CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders

Wells Fargo Funds Trust

We consent to the use of our reports dated December 22, 2015, with respect to the financial statements of Wells Fargo Asia Pacific Fund (formerly known as Wells Fargo Advantage Asia Pacific Fund), Wells Fargo Diversified International Fund (formerly known as Wells Fargo Advantage Diversified International Fund), Wells Fargo Emerging Markets Equity Fund (formerly known as Wells Fargo Advantage Emerging Markets Equity Fund), Wells Fargo Emerging Markets Equity Income Fund (formerly known as Wells Fargo Advantage Emerging Markets Equity Income Fund), Wells Fargo Global Opportunities Fund (formerly known as Wells Fargo Advantage Global Opportunities Fund), Wells Fargo International Equity Fund (formerly known as Wells Fargo Advantage International Equity Fund), and Wells Fargo Intrinsic World Equity Fund (formerly known as Wells Fargo Advantage Intrinsic World Equity Fund), seven of the funds collectively referred to as the Wells Fargo International Equity Funds and comprising the Wells Fargo Funds Trust, as of October 31, 2015, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

February 25, 2016